UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report

August 23, 2010 (Date of earliest event reported: August 19, 2010)

GEOKINETICS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33460	94-1690082
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

1500 CityWest Blvd., Suite 800

Houston, Texas, 77042

(Address of principal executive offices)

(713) 850-7600

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 — Corporate Governance and Management

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective August 19, 2010, Geokinetics Inc. (“Geokinetics”) appointed Ronald D. Cayon as interim Chief Financial Officer, pending completion of a search for a permanent replacement.

Prior to joining Geokinetics, Mr. Cayon, 58, served as the Chief Financial Officer, Director of International Finance and in various other financial roles for both private and public companies.  Since August 20, 2007, Mr. Cayon has been a partner with Tatum, LLC (“Tatum”), filling various interim Chief Financial Officer positions.    Prior to joining Tatum, from October 2006 to August 2007, Mr. Cayon was a partner with MCDRS providing consulting services to General Electric Corporation, Marubeni Corporation (a Japanese Trading House), Direct Energy, the Overseas Private Investment Corporation and the Knight Investment group.  Mr. Cayon served as Senior Vice President of TRC Companies, Inc., a NYSE company, from August 2004 to October 2006.  Before his consulting career, Mr. Cayon served as the Chief Financial Officer of Power Technologies Inc., Stone & Webster Management and Consultants and BVSG Solutions Group.  The majority Mr. Cayon’s professional career has been spent in the engineering and construction industry with Stone and Webster, Inc., a NYSE company where he has held a number of financial titles, including Managing Director International Finance, where he was responsible for structuring the financing of large international capital expenditure projects in Russia, Thailand, Brazil and China.  His project in Russia was the first structured financing project in Russia and was presented at Harvard University and at the Forbes conference.  Mr. Cayon has an active Certified Public Accountant license in the State of Texas, and has a master’s degree in International Business. There is no family relationship between Mr. Cayon and any of the executive officers or directors of Geokinetics.

The services of Mr. Cayon are being provided to Geokinetics pursuant to an agreement with Tatum which requires payment at a monthly rate of $42,000 and reimbursement of certain out-of-pocket expenses. The agreement is cancellable at any time by either party; provided, however, that the parties will endeavor to provide as much notice as possible prior to termination (preferably two business weeks).  Additionally, Geokinetics may pay a discretionary bonus under the agreement.  The terms of the agreement provide additional compensation to Tatum upon Mr. Cayon becoming a direct employee of Geokinetics.

As previously announced, Scott A. McCurdy, Geokinetics’ Senior Vice President and Chief Financial Officer, resigned from his position effective August 18, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEOKINETICS INC.

August 23, 2010	By:	/s/ William L. Moll, Jr.
William L. Moll, Jr., Vice President, General Counsel and Corporate Secretary